Exhibit 32.1
CERTIFICATIONS OF THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)
In connection with the Quarterly Report on Form 10-Q of Simulations Plus, Inc., a California corporation (the “Company”), for the quarter ended May 31, 2024, as filed with the Securities and Exchange Commission, Shawn O’Connor, Chief Executive Officer of the Company, and Will Frederick, Chief Financial and Operating Officer of the Company, do each hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his/her knowledge:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Shawn O’Connor
Shawn O’Connor
Chief Executive Officer
(Principal Executive Officer)
July 8, 2024

/s/ Will Frederick
Will Frederick
Chief Financial Officer and Chief Operating Officer
(Principal Financial Officer)
July 8, 2024
(A signed original of this written statement required by Section 906 has been provided to Simulations Plus, Inc. and will be retained by Simulations Plus, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.)